Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of September 11, 2007, by and between Republic Airways Holdings Inc., a Delaware corporation (the “Purchaser”), and WexAir RJET LLC (f/k/a WexAir LLC), a Delaware limited liability company (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, the Stockholder is a stockholder of the Purchaser;

WHEREAS, the Purchaser desires to purchase from the Stockholder, and the Stockholder desires to sell to the Purchaser, One Million (1,000,000) shares of the Common Stock, par value $.001 per share, of the Purchaser (the “Shares”) at a price of $20.20 per share.

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1.  Purchase and Sale of the Shares and Purchase Price.  On September 11, 2007, the Stockholder hereby agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase from the Stockholder, the Shares, at a price of $20.20 per share (the “Transaction”).  The Stockholder represents and warrants that the Stockholder is the sole beneficial owner of the Shares, and agrees that the Shares shall be transferred to the Purchaser free and clear of all mortgages, pledges, security interests, claims, liens, charges or other encumbrances of any kind.

2.  Settlement.  Settlement of the Transaction shall occur on or before September 14, 2007, at which time (x) the Purchaser shall pay by wire transfer to such account as is specified by the Stockholder the amount of Twenty Million Two Hundred Thousand Dollars ($20,200,000) and (y) the Stockholder shall deliver to the Purchaser the share certificates representing the Shares, appropriately endorsed for transfer.

3.  Applicable Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, other than the conflicts of laws principles thereof.

4.  Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the day and year first written above.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Bryan K. Bedford
Name: Bryan K. Bedford
Title: President and Chief Executive Officer

WEXAIR RJET LLC

By:	/s/ Robert Holtz
Name: Robert Holtz
Title: Vice President